EXHIBIT 10.27.2

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO ASE AGREEMENT (this “Amendment”) is made and entered into effective as of November 6, 2006 (the “Amendment Effective Date”), by and between BAXTER HEALTHCARE CORPORATION, a Delaware corporation (“Landlord”), and PHARMEDIUM HEALTHCARE CORPORATION, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated August 1, 2003 (the “Lease”), under which Tenant initially leased from Landlord approximately 16,000 rentable square feet of office and production space as shown on Exhibit A to the Lease (the “Main Plant”), and 1,800 rentable square feet of warehouse space as also shown on Exhibit A to the Lease (all such office and production space and warehouse space is hereinafter collectively referred to as the “Premises”) in a building located at 911 North Davis Avenue, Cleveland, Mississippi (the “Building”);

WHEREAS, as of September 9, 2005, Landlord and Tenant agreed to add Four Thousand Four Hundred Sixty (4,460) square feet of office and production space located in the Building to the Premises (the “2005 Additional Space”), with the Basic Rent owed for Tenant’s use of the 2005 Additional Space from and after September 9, 2005 to be at a rate equal to the Basic Rent for the remainder of the Premises;

WHEREAS, Landlord completed the Tenant’s Cafeteria, comprised of 400 rentable square feet, in accordance with Section 27.2(b) of the Lease as of January, 2004, and, beginning in January, 2004, Tenant became obligated to pay Additional Rent for the use of the Tenant’s Cafeteria in the amount of $20.00 per square foot annually, or Eight Thousand Dollars ($8,000.00) annually ($667.00 per month);

WHEREAS, in accordance with Section 27.2(b) of the Lease, Tenant also became obligated to pay Landlord Fifty Thousand Dollars ($50,000.00) for the remaining construction costs of the Tenant’s Cafeteria, with such amount to be amortized over five (5) years beginning in January, 2004, or Eight Hundred Thirty-Three Dollars ($833.00) per month payable monthly beginning January, 2004 through December, 2008;

WHEREAS, both Landlord and Tenant are desirous of further amending the Lease by adding approximately Ten Thousand (10,000) square feet of office and production space located in the Building to the Premises, with the exact amount of such additional office and production space to be determined in accordance with this Amendment (the “2006 Additional Space”), with the Basic Rent owed for Tenant’s use of the 2006 Additional Space from and after the 2006 Additional Space Occupancy Date (as such term is hereinafter defined) to be at a rate equal to the Basic Rent for the remainder of the Premises;

WHEREAS, in order for Tenant to be able to use the 2006 Additional Space, Landlord must replace its existing label cage presently located within the 2006 Additional Space and relocate the label cage elsewhere in the Building; and

WHEREAS, Tenant has agreed to reimburse Landlord Forty Thousand Dollars ($40,000.00) for the cost and expense of replacing the label cage presently located within the 2006 Additional Space and relocating the label cage elsewhere in the Building (the “Relocation Reimbursement”).

NOW THEREFORE, for and in consideration of the foregoing, and the mutual covenants set forth below, it is agreed that the Lease is hereby amended as follows:

1. Amendment of “Rentable Area of the Premises”.

(a) For the period from and after September 9, 2005 to the date Landlord’s label cage has been removed from the 2006 Additional Space and the 2006 Additional Space is available for occupancy by Tenant (the “2006 Additional Space Occupancy Date”), the current definition of the term “Rentable Area of the Premises” included in the Basic Lease Information section of the Lease shall be deleted in its entirety and shall be amended by adding the 2005 Additional Space, with the definition of “Rentable Area of the Premises” to read as follows:

Rentable Area of the Premises: Approximately 20,460 sq. ft. of office and production space as shown on Exhibit A (the “Main Plant”), and 1,800 sq. ft. of warehouse space as shown on Exhibit A.

(b) For the period from and after the 2006 Additional Space Occupancy Date, the then current definition of the term “Premises” for purposes of the Lease shall be deleted in its entirety and shall by amended by adding the 2006 Additional Space, with the definition of “Rentable Area of the Premises” to read as follows:

Rentable Area of the Premises: Approximately 30,460 sq. ft. of office and production space as shown on Exhibit A, with the exact square footage of such office and production space to be determined after the completion of the fence enclosing such office and production space (the “Main Plant”), and 1,800 sq. ft. of warehouse space as shown on Exhibit A.

2. Amendment of Exhibit A to Add 2005 Additional Space and 2006 Additional Space.

(a) For the period from and after September 9, 2005 to the 2006 Additional Space Occupancy Date, Exhibit A shall by amended by adding the 2005 Additional Space.

(b) For the period from and after the 2006 Additional Space Occupancy Date, Exhibit A shall be amended by adding the 2006 Additional Space.

3. Amendment of Basic Rent. From and after the 2006 Additional Space Occupancy Date, the last sentence of the definition of “Basic Rent “included in the Basic Lease Information section of the Lease shall be deleted in its entirety and shall be amended to read as follows:

No Basic Rent shall be due or payable with respect to the original 1,800 square feet of the warehouse space included in the Premises, but Basic Rent shall be due and payable with respect to the 2006 Additional Space from and after the 2006 Additional Space Occupancy Date.

4. Payment of Relocation Reimbursement. Tenant shall pay the Relocation Reimbursement to Landlord prior to Tenant taking possession of the 2006 Additional Space.

5. No Additional Changes to the Lease. Except as amended or modified herein, all other exhibits, terms, conditions, covenants and provisions of the Lease are hereby ratified and shall remain unchanged and in full force and effect as if again recited herein.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease Agreement, effective as of the Amendment Effective Date, but have actually signed this First Amendment to Lease Agreement on the dates set forth below their respective signatures.

LANDLORD:		TENANT:

BAXTER HEALTHCARE CORPORATION,		PHARMEDIUM HEALTHCARE CORPORATION,
a Delaware corporation		a Delaware corporation

By:	/s/ Michael Connor	By:	/s/ David Jones
Print Name:	Michael Connor	Print Name:	David Jones
Title:	Mgr. Corp. RESVCS.	Title:	CEO
Date:	November 1, 2006	Date:	November 3, 2006

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